EXHIBIT 10.4

                      STATE OF NORTH CAROLINA
                        COUNTY OF BUNCOMBE

                  DEFERRED COMPENSATION AGREEMENT
                  -------------------------------

     THIS AGREEMENT is made and entered into this 1st day of July, 1993, by and between BLUE RIDGE PRINTING COMPANY, a North Carolina corporation (hereinafter referred to as "Employer") and GLENN W.
WILCOX, SR. (hereinafter referred to as "Employee");

     WHEREAS, Employee has been employed by Employer in various management capacities and Employee's employment having been deemed beneficial to the Employer in the past and anticipated to continue into the indeterminate future; and

     WHEREAS, as an inducement to Employee to continue to work for Employer, Employer desires to enter into this Agreement to provide deferred compensation benefits to Employee;

     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, it is agreed between Employer and Employee as follows:

     1. EMPLOYMENT. Employer agrees to employ Employee and Employee agrees to remain in the employ of Employer so long as it is mutually agreeable to the parties hereto. Either party hereto may terminate this Agreement and such employment at any time.


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     2.  DEFERRED COMPENSATION.  In the event Employee continues to be employed by Employer until Employee attains sixty-nine (69) years of age, Employer shall provide to Employee a program of deferred compensation under which Employee will receive, at retirement upon attaining said age, an annual retirement benefit of FIFTY THOUSAND and no/100ths ($50,000.00) per year for ten (10) years, payable monthly in advance at the rate of FOUR THOUSAND ONE HUNDRED SIXTY-SIX and 67/100ths ($4,166.67) commencing on the tenth
(10th) day of the calendar month in which Employee retires, less any withholdings required by law or authorized by Employee. If Employee dies after retirement and prior to receiving all said monthly benefits due hereunder, the remaining monthly benefits due shall be paid as and when due to Employee's surviving spouse or other beneficiary hereafter designated by Employee in writing, or, if none, to Employee's estate. In the event Employee leaves the employ of Employer prior to attaining sixty-five (65) years of age as the result of Employee's permanent disability which continues for more than six (6) months and results in a determination by the


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Social Security Administration that Employee is eligible for total and permanent Social Security disability benefits or if after Employee attains said age and prior to retiring hereunder his regular attending physician certifies in writing to Employer that Employee is no longer able by reason of physical or mental disability to work for Employer and such disability continues for more than six (6) months, the Employee shall receive a reduced percentage of said annual retirement benefit in accordance with Schedule "A" attached hereto depending upon Employee's attained age and commencing on the 10th day of the calendar month after Employee first receives such Social Security disability benefits or otherwise becomes disabled as defined above, such annual benefit to continue in the event of Employee's death to Employee's other beneficiary above provided for the remainder of the ten (10) year term thereof. The Employer shall have the right at any time to prepay its obligations to Employee or Employee's designated beneficiary in whole or in part or over a shorter payout period than as provided above; provided, however, that annual pension benefit shall be reduced to the present value thereof applying a six (6%) percent per annum discount factor. By written agreement between Employer and Employee entered into before Employee's attaining age sixty-nine (60), Employee's retirement can be deferred until such later date as Employer and Employee subsequently agree and in such event, the amount of such benefit shall be increased six (6%) percent per annum for each year that Employee's retirement is deferred after said age.

     3. NON-COMPETITIVE ACTIVITY PROHIBITED. The retirement or disability benefit payable to Employee as provided in the foregoing Paragraph 2 shall be forfeited in the event Employee during a period of ten (10) years after termination of his employment with Employer shall, without Employer's prior written consent, engage as


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an owner, employee, agent, advisor, consultant, representative or otherwise individually or in association with any person, firm or corporation other than Employer then engaged in the commercial printing business (the "Competitor") with any of said Competitors' business offices or printing facilities located within a radius of 200 hundred miles from the Buncombe County, North Carolina Courthouse or as to solicitation on behalf of a Competitor of any customers of the Company which have purchased printing from the Company during the three (3) years prior to Employee's commencement of receipt of payments hereunder or while Employee is receiving payments hereunder, irregardless of the location of any of said Competitor's business offices or printing facilities or the business location of such customers of Company, it being hereby acknowledged by Employee that Employee's performance of such competitive activities would be sufficiently and materially injurious to Employer's business so as to justify termination of all benefits payable to Employee hereunder in the event Employee should engage in such competitive activities while receiving payments hereunder.

     4. DEATH BENEFITS. In the event Employee dies while employed by Employer and prior to commencement of payment of benefits to Employee hereunder, Employee's estate or other designated beneficiary will receive death benefits in accordance with the provisions of a Split-Dollar Life Insurance Agreement dated July 1,


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1992, between Employer and Employee.  In such event, there shall be no benefits payable to Employee, Employee's estate or other designated beneficiary by way of disability benefits or deferred compensation as provided in the foregoing provisions of this Agreement.

     5. TERMINATION OF AGREEMENT. In the event Employer ceases to engage in its current business or for any other reason elects to terminate this Agreement in its sole discretion prior to commencement of payments to Employee hereunder, Employee shall receive an annual pension benefit as designated in Schedule "A" attached hereto, depending upon Employee's attained age as of the date of termination of this Agreement; subject, however, to Employer's right to prepay said benefit as provided in Paragraph 2 above.

     6. CONSTRUCTION OF AGREEMENT. This Agreement shall be interpreted and construed pursuant to the laws of the State of North Carolina and shall be binding upon Employer and Employee and their respective heirs, successors and assigns. This Agreement shall not be interpreted as a contract of continuing employment between Employer and Employee. To the extent permissible by law, the rights of Employee to receive benefits hereunder shall not at any time be assignable or alienable to any person, firm or corporation, except to Employee's designated beneficiary as provided in the foregoing Paragraph 2, nor shall the same be subject to attachment, levy or other legal process for the debts of


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Employee or Employee's designated beneficiary.  The rights of
Employee or Employee's designated beneficiary to receive payments hereunder shall be no greater than the rights of any other unsecured creditor of Employer. For purposes of application of this Agreement, Employee was born on December 16, 1931 and accordingly has attained sixty-one (61) years of age as of the date of this Agreement. This Agreement constitutes the entire understanding of the parties hereto with reference to the matters covered hereby. This Agreement may not be amended except in writing. The parties hereto further acknowledge that the obligations of Company hereunder are exempt from ERISA requirements under Section 401 of the Internal Revenue Code as amended.

     IN WITNESS WHEREOF, Employer and Employee have hereunto set their respective hands and seals, Employer doing so by its duly authorized officers, the day and year first above written.

                                        BLUE RIDGE PRINTING COMPANY


/s/ Glenn W. Wilcox, Sr. (SEAL)         By:/s/ Glenn W. Wilcox, Sr.
------------------------------             -----------------------------------
GLENN W. WILCOX, SR.                       President
    (Employee)

                                        ATTEST: /s/ Molly M. Byrd
                                                ------------------------------
                                                Secretary

                                        (CORPORATE SEAL)

                                        (Employer)


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             BLUE RIDGE PRINTING COMPANY/GLENN W. WILCOX, SR.
             ------------------------------------------------

                    DEFERRED COMPENSATION AGREEMENT
                    -------------------------------

                            SCHEDULE "A"
                            ------------

                                                 Disability
Attained Age                               Annual Pension Benefit
------------                               ----------------------
     68                                         $ 42,000.00
     67                                         $ 34,000.00
     66                                         $ 26,000.00
     65                                         $ 19,000.00
     64                                         $ 12,000.00
     63                                         $  6,000.00
     62                                              -0-










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